QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2004

FOREST OIL CORPORATION
(Exact name of registrant as specified in charter)

New York	1-13515	25-0484900
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

1600 Broadway, Suite 2200, Denver, Colorado 80202
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 303.812.1400

Item 5. Other Events and Regulation FD Disclosure

        Forest Oil Corporation announced that the Board of Directors elected Patrick R. McDonald to serve as a Class I director and appointed him to serve on the Audit Committee effective February 26, 2004. Mr. McDonald currently serves as Chief Executive Officer, President and Director of Nytis Exploration Company and its wholly owned subsidiary, Nytis Exploration Company Canada. Concurrently, the Board appointed Cortlandt S. Dietler, who currently serves on the Board, to serve on the Compensation Committee. Craig D. Slater resigned from the Board effective February 25, 2004.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST OIL CORPORATION (Registrant)
Dated: February 27, 2004	By:	/s/ NEWTON W. WILSON III Newton W. Wilson III Senior Vice President—General Counsel and Secretary

QuickLinks

  Item 5. Other Events and Regulation FD Disclosure
SIGNATURES